SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 5, 1999


            VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                        0-18333                13-3516912
          --------                        -------                ----------
  State or other jurisdiction            Commission             IRS Employer
of incorporation or organization         File Number          Identification No.


3 World Financial Center, 29th Floor
New York, NY    Attn.:  Andre Anderson                              10285
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Address of principal executive offices                             Zip Code


Registrant's telephone number, including area code (212) 526-3183
                                                   --------------


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VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP



Item 5. Other Events

Victory Tax Exempt Limited Partnership (the "Partnership") has entered into a binding agreement to sell (the "Sale") its principal asset, the mortgage revenue bond issued by the City of Fresno, California, in the original principal amount of $15,515,000, to Wasatch Acquisitions LLC, a Utah limited partnership, or its designated affiliate, for a gross sale price of $11.6 million. The proposed Sale will require the approval of a majority-in-interest of the outstanding holders of certificates (the "BAC Holders") evidencing economic and certain other rights attributable to the limited partnership interests in the Partnership and to other customary closing conditions. Approval by the BAC Holders will be solicited only by means of a consent solicitation, which will be mailed to BAC Holders upon the completion of a customary Securities and Exchange Commission review process. There can be no assurance that the Sale will be consummated on the announced terms, if at all.


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VICTORY TAX EXEMPT REALTY INCOME FUND LIMITED PARTNERSHIP



                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   VICTORY TAX EXEMPT REALTY INCOME
                                   FUND LIMITED PARTNERSHIP

                               By: CA Victory Inc.,
                                   General Partner


Date:  February 23, 1999           By:  /s/Doreen D. Odell
                                        ------------------
                                        Doreen D. Odell
                                        President